Exhibit 6

INTELLECTUAL PROPERTY SECURITY AGREEMENT

THIS INTELLECTUAL PROPERTY SECURITY AGREEMENT (the “Agreement”) dated as of May 14, 2004, is entered into by and among Austin Ventures VI, L.P., Austin Ventures VI Affiliates Fund, L.P., Austin Ventures VIII, L.P. (collectively, the “Lenders”), and 724 Solutions Inc., a Canadian corporation (the “Borrower”).

RECITALS

WHEREAS, Borrower has entered into that certain Secured Convertible Note Purchase Agreement, dated as of May 14, 2004 (as amended, supplemented, amended and restated or otherwise modified from time to time, the “Purchase Agreement”), by and among the Lenders, Borrower and 724 Solutions Software Inc. (“Sub”), pursuant to which the Borrower and Sub have agreed to issue and sell, and the Lenders have agreed to purchase, subject to the satisfaction of certain terms and conditions, Secured Convertible Promissory Notes in the respective principal amounts set forth in the Purchase Agreement (the “Notes”). Capitalized terms not otherwise defined herein shall have the meaning ascribed to such terms in the Purchase Agreement.

WHEREAS, Borrower has secured its loan obligations to Lenders by granting Lenders a security interest in all of Borrower’s assets pursuant to that certain Security Agreement dated as of May 14, 2004 (as amended, supplemented, amended and restated or otherwise modified from time to time, the “Security Agreement”) by and among the Lenders, Borrower and Sub and the other signatories thereto.

WHEREAS, Lenders and Borrower wish to enter into this Agreement for the purpose of giving public notice of and, to the extent necessary, of perfecting, Lenders’ security interest in Borrower’s Patents, Copyrights and Trademarks, all as defined below, that is part of the personal property pledged under the Security Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the adequacy, receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

As collateral security for the prompt payment and performance in full when due of the Indebtedness (whether at stated maturity, by acceleration or otherwise), Borrower hereby pledges, assigns, transfers and conveys to the Lenders as collateral, and grants the Lenders a continuing lien on and security interest in, all of Borrower’s right, title and interest in, to and under (i) all copyright rights, copyright applications, copyright registrations and like protections in each work or authorship and derivative work thereof, whether published or unpublished and whether or not the same also constitutes a trade secret, now or hereafter existing, created, acquired or held (the “Copyrights”), (ii) all patents, patent applications and like protections including improvements, divisions, continuations, renewals, reissues, extensions, continuations-in-part and revivals of the same (the “Patents”), and (iii) all trademark and servicemark rights, whether registered or not, applications to register and registrations of the same and like protections, and the entire goodwill of the Borrower’s business connected with and symbolized by such trademarks (the “Trademarks”), including those Copyrights, Patents and Trademarks listed on Exhibits A, B and C hereto), and including all proceeds thereof (such as, by way of example but not by way of limitation, license royalties and proceeds of infringement suits), the right to sue for past, present and future infringements, all rights corresponding thereto throughout the world and all re-issues, divisions continuations, renewals, extensions, continuations-in-part and revivals thereof.

This security interest is granted in conjunction with the security interest granted to the Lenders under the Security Agreement. Lenders’ rights and remedies with respect to the security interest granted hereby are in addition to those set forth in the Purchase Agreement, the Security Agreement and the other Collateral Documents, and those which are now or hereafter available to Lenders as a matter of law or equity. Each right, power and remedy of Lenders provided for herein or in the Purchase Agreement, the Security Agreement or any of the other Collateral Documents, or now or hereafter existing at law or in equity, shall be cumulative and concurrent and shall be in addition to every right, power or remedy provided for herein and the exercise by Lenders of any one or more of the rights, powers or remedies provided for in this Agreement, the Purchase Agreement, the Security Agreement or any of the other Collateral Documents, or now or hereafter existing at law or in equity, shall not preclude the simultaneous or later exercise by any party, including Lenders, of any or all other rights, powers or remedies.

Borrower represents and warrants that Exhibits A, B, and C attached hereto set forth all intellectual property rights in connection to which Borrower has registered or filed an application with either the United States Patent and Trademark Office or the United States Copyright Office, as applicable, except for patents and trademarks applications that Borrower has decided to abandon.

If all of the Indebtedness (other than contingent liabilities pursuant to any indemnity, including without limitation Sections 5.5 and 5.6 of the Purchase Agreement, for claims which have not been asserted, or which have not yet accrued) shall have been indefeasibly paid and performed in full (in cash) and all commitments to extend credit or other credit accommodations under the Purchase Agreement have been terminated, the Lenders shall, upon the written request of the Borrower, execute and deliver to the Borrower a proper instrument or instruments acknowledging the release and termination of the security interests created by this Agreement, and shall duly assign and deliver to the Borrower (without recourse and without any representation or warranty) such of the Collateral as may be in the possession of the Lenders and has not previously been sold or otherwise applied pursuant to this Agreement.

The Lenders shall, upon the written request of the Borrower, execute and deliver to the Borrower a proper instrument or instruments acknowledging the release of the security interest and liens established hereby on any Collateral: (a) if the sale or other disposition of such Collateral is permitted under the terms of the Purchase Agreement and, at the time of such proposed release, both before and after giving effect thereto, no Event of Default has occurred and is continuing, (b) if the sale or other disposition of such Collateral is not permitted under the terms of the Purchase Agreement, provided that the Lenders shall have consented to such sale or disposition in accordance with the terms thereof, or (c) if such release has been approved by the Lenders.

THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK.

ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER COLLATERAL DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF TEXAS OR IN THE UNITED STATES FEDERAL COURT SITTING IN AUSTIN, TEXAS, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH OF THE BORROWER AND THE LENDERS CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF THOSE COURTS. EACH OF THE BORROWER AND THE LENDERS IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING

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IN SUCH JURISDICTION IN RESPECT OF THIS AGREEMENT OR ANY COLLATERAL DOCUMENT.

This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

[Signature Page Follows]

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IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the first date written above.

BORROWER:

724 SOLUTIONS INC.

By:	/s/ Eric Lowy
Name:
Title
Address for Notices: 1221 State Street, Suite 200 Santa Barbara, California 93101 Attention: Chief Financial Officer Facsimile: (805) 884-8311

Signature Page to Intellectual Property Security Agreement

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the first date written above.

LENDERS:

AUSTIN VENTURES VI, L.P.

By: AV Partners VI, L.P., its General Partner

By:	/s/ John D. Thornton
Name:	John D. Thornton
Title	General Partner
Address for Notices: 300 West Sixth Street, Suite 2300 Austin, Texas 78701 Attention: Joseph C. Aragona Facsimile: (512) 651-8501

AUSTIN VENTURES VI AFFILIATES FUND, L.P.

By: AV Partners VI, L.P., its General Partner

By:	/s/ John D. Thornton
Name:	John D. Thornton
Title	General Partner
Address for Notices: 300 West Sixth Street, Suite 2300 Austin, Texas 78701 Attention: Joseph C. Aragona Facsimile: (512) 651-8501

AUSTIN VENTURES VIII, L.P.

By: AV Partners VIII, L.P., its General Partner

By:	/s/ John D. Thornton
Name:	John D. Thornton
Title	General Partner
Address for Notices: 300 West Sixth Street, Suite 2300 Austin, Texas 78701 Attention: Joseph C. Aragona Facsimile: (512) 651-8501

Signature Page to Intellectual Property Security Agreement

EXHIBIT A

Copyrights

Description	Registration Number	Registration Date

Exhibit to Intellectual Property Security Agreement

EXHIBIT B

Patents

Description	Registration/ Application Number	Registration/ Application Date

Exhibit to Intellectual Property Security Agreement

EXHIBIT C

Trademarks

Description	Registration/ Application Number	Registration/ Application Date

Exhibit to Intellectual Property Security Agreement